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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2002.

                      INTREPID TECHNOLOGY & RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



         Idaho                        000-30065                  82-0230842
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)



                501 Broadway, Suite 200, Idaho Falls, Idaho 83402
(Address of principal executive offices)                              (Zip Code)




Registrants telephone number, including area code: (208) 529-5337


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         (Former name or former address, if changed since last report.)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

None.

ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

None.


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ITEM 5.  OTHER EVENTS.

Intrepid Technology & Resources, Inc., Board of Directors has elected Mr. D. Lynn Smith, a Principal with the Accounting Firm of Galusha, Higgins & Galusha, P.C., to take a position on the Board of Directors that was vacated by Mr. C. Bentley Roth, and to serve as Chairman of the Audit Committee. Mr. Smith, is a Certified Public Accountant and Certified Valuation Analyst with 30 years of experience in the accounting field, of which 19 years has been in the role of manager for Galusha, Higgins & Galusha, Idaho Falls, Idaho office. Mr. Smith also serves on the Board of Directors for Galusha, Higgins & Galusha. His exceptional combination of qualifications, perspective and experience ideally suit him to assume the responsibility of overseeing the Company's Audit Committee and make him a valuable and highly respected addition to the Board of Directors.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

None.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

None.

ITEM 8.  CHANGE IN FISCAL YEAR.

None.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               (Registrant) INTREPID TECHOLOGY & RESOURCES, INC.

                                            /s/ Dennis D. Keiser
                                            -----------------------------------
                                            Dennis D. Keiser, President
                                     Date:  September 13, 2002

*Print name and title of the signing officer under his signature